UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreements.

On January 11, 2018, Global Equity International, Inc. (“Company”) entered into a Funding Agreement with Xantis S.A. a company incorporated under the laws of Luxembourg that is the legally appointed fund management company of Xantis Private Equity (“Lender”), a sub-fund of Xantis Investments Securitisation Fund (“Lender”), pursuant to which the Lender, through its management company, agreed to loan the Company a minimum of £2,000,000 (approximately US$2.7 million). The loan will be funded in one or more tranches commencing within the month of January 2018. The proceeds of each tranche of funding shall be utilized for reduction of indebtedness, inorganic growth via acquisitions of various advisory firms with funds under management and general working capital purposes.

Each tranche of the loan will be evidenced by a Convertible Note, bearing interest at 6% per annum. Interest on the Convertible Notes is payable semi-annually. The first semi-annual interest payment shall be made in cash or, at the option of the Lender, in shares of our Common Stock at the conversion price indicated in the Convertible Notes. The Convertible Notes will mature on the 366th day following issuance (“Maturity Date”). The principal and any accrued, but unpaid, interest outstanding on the Maturity Date shall be mandatorily converted into shares of our Common Stock.

The conversion price under the Convertible Notes shall be equal to the greater of US$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” shall mean any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

Subsequently, on January 12, 2018, Xantis Private Equity, through its appointed Trustees, confirmed that, today, they will initiate a £300,000 (approximately US$400,000) wire transfer to the Company.

On January 11, 2018, Global Equity International, Inc. (“Company”) agreed to revise the funding agreement signed on November 20, 2017 with William Marshal Plc. The terms of the new revised agreement, that supersedes the old agreement, are as follows:

The Lender, William Marshal Plc. agreed to loan the Company up to £2,000,000 (approximately US$2.7 million). The previous, November 20, 2017, agreement stated a minimum of £2,000,000.

The loan will be funded in one or more tranches at the lenders discretion. The proceeds of each tranche of funding shall be utilized for reduction of indebtedness, inorganic growth via acquisitions of various advisory firms with funds under management and general working capital purposes.

Each tranche of the loan will be evidenced by a Convertible Note, bearing interest at 6% per annum. Interest on the Convertible Notes is payable semi-annually. The first semi-annual interest payment shall be made in cash or, at the option of the Lender, in shares of our Common Stock at the conversion price indicated in the Convertible Notes. The Convertible Notes will mature on the 366th day following issuance (“Maturity Date”). The principal and any accrued, but unpaid, interest outstanding on the Maturity Date shall be mandatorily converted into shares of our Common Stock.

The conversion price under the Convertible Notes shall be equal to the greater of US$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” shall mean any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2018

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

10.1	Funding Agreement, dated January 11, 2018, by and between Global Equity International, Inc. and Xantis S.A.

10.2	Revised Funding Agreement, dated January 11, 2018, by and between Global Equity International, Inc. and William Marshal Plc.